                                                                    Exhibit 99.1


                       MEDIA:                      ANALYSTS:
                       Stephen K. Dishart          Donald J. MacLeod
                       (412) 234-0850              (412) 234-5601
                       Gregg Stein                 David T. Lamar
                       (412) 236-0082              (412) 234-4633


FOR IMMEDIATE RELEASE


               MELLON REPORTS RECORD SECOND QUARTER 1998 RESULTS

 . Quarterly Earnings Per Share Increases to 81 Cents Per Share, Up 14 Percent
  Over Same Period Last Year
 . Return on Common Equity is 20.8 Percent and Return on Assets is 1.79 Percent
 . Quarterly Tangible Earnings Per Share Increases to 91 Cents, Up 15 Percent
  Over Same Period Last Year
 . Return on Tangible Common Equity is 49.7 Percent and Return on Tangible Assets
  is 2.13 Percent
 . Announces Regular Quarterly Common Stock Dividend

Financial Highlights                                Quarter ended            Six months ended
(dollar amounts in millions,              June 30,   March 31,   June 30,   June 30,   June 30,
except per share amounts)                    1998        1998       1997       1998       1997
Diluted earnings per common share            $ .81       $ .78      $ .71      $1.59      $1.40
Diluted tangible earnings
  per common share                           $ .91       $ .88      $ .79      $1.79      $1.56
Net income applicable to common stock        $ 215       $ 206      $ 186      $ 421      $ 368
Tangible net income applicable to
  common stock                               $ 243       $ 231      $ 206      $ 474      $ 409
Return on common equity (annualized)          20.8%       21.6%      21.9%      21.2%      21.5%
Return on tangible
  common equity (annualized)                  49.7%       43.3%      37.7%      46.4%      37.0%
Return on assets (annualized)                 1.79%       1.89%      1.79%      1.84%      1.81%
Return on tangible assets (annualized)        2.13%       2.18%      2.04%      2.16%      2.07%
Fee revenue as a percentage
  of total revenue (FTE)                        66%         66%        59%        66%        59%
Efficiency ratio excluding
  amortization of intangibles                   63%         62%        59%        63%        59%

PITTSBURGH, July 21, 1998--Mellon Bank Corporation (NYSE: MEL) today reported record second quarter 1998 diluted earnings per common share of 81 cents, an increase of 14 percent compared with 71 cents per common

                                    --more--

Mellon Reports Earnings
July 21, 1998
Page 2


share in the second quarter of 1997. Net income applicable to common stock in the second quarter of 1998 was $215 million, an increase of 16 percent compared with $186 million in the second quarter of 1997. Diluted tangible earnings per common share totaled 91 cents in the second quarter of 1998, an increase of 15 percent compared with 79 cents in the second quarter of 1997. Diluted earnings per common share totaled 78 cents, and net income applicable to common stock was $206 million in the first quarter of 1998.

     "Our shareholders and other constituents continue to benefit from the momentum we have built over the past decade," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "The performance in the second quarter builds upon that momentum and shows that our strategy is working."

     The Corporation also declared its regular quarterly common stock dividend of 36 cents per share. Dividends on the Corporation's common stock are payable on Aug. 17, 1998, to shareholders of record at the close of business on July 31, 1998.

     Annualized return on common shareholders' equity and return on assets were
20.8 percent and 1.79 percent, respectively, in the second quarter of 1998, compared with 21.9 percent and 1.79 percent, respectively, in the second quarter of 1997 and 21.6 percent and 1.89 percent, respectively, in the first quarter of 1998. Annualized return on tangible common shareholders' equity and return on tangible assets were 49.7 percent and 2.13 percent, respectively, in the second quarter of 1998, compared with 37.7 percent and 2.04 percent, respectively, in the second quarter of 1997 and 43.3 percent and 2.18 percent, respectively, in the first quarter of 1998.

     Net interest revenue, on a fully taxable equivalent basis, for the second quarter of 1998 was $374 million, up $3 million compared with $371 million in the prior-year period and up $7 million from $367 million in the first quarter of 1998. The increase from the prior periods primarily resulted from the favorable impact of acquisitions and loan growth, partially offset by the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio, funding costs related to the repurchase of common stock and the Series K preferred stock redemption.

     Fee revenue for the second quarter of 1998 was $712 million, up $172 million from $540 million in the prior-year period and up $14 million from $698 million in the first quarter of 1998. Excluding the fee revenue resulting from the acquisitions of Buck Consultants, Inc., Founders Asset Management, LLC and Dreyfus Brokerage Services, Inc., fee revenue increased 13 percent in the second quarter of 1998 compared with the second quarter of 1997. This increase was primarily attributable to higher trust and investment fees and higher foreign exchange fees. Fee revenue increased $14 million in the second quarter of 1998 compared with the first quarter of 1998 resulting primarily from higher trust and investment fees, due to new business and higher transaction volumes, and the Founders acquisition. The increase in trust and investment fee revenue compared with the first quarter of 1998 was partially offset by the seasonal decrease in the second quarter of 1998 of fees from electronic filing of income tax returns. Excluding the fees resulting from Founders from the second quarter of 1998 and excluding the tax return filing fees from both the first and second quarters of 1998, fee revenue increased 3 percent in the second quarter of 1998 over the first quarter of 1998.

                                    --more--

Mellon Reports Earnings
July 21, 1998
Page 3


     Operating expense before trust-preferred securities expense and net revenue from acquired property for the second quarter of 1998 was $721 million, up $150 million from $571 million in the second quarter of 1997 and up $24 million from $697 million in the first quarter of 1998. These increases primarily resulted from the impact of acquisitions and business growth.

     Credit quality expense was $13 million in the second quarter of 1998, compared with $22 million in the second quarter of 1997, and $14 million in the first quarter of 1998. Nonperforming assets totaled $170 million at June 30, 1998, compared with $191 million at March 31, 1998, and $162 million at June 30, 1997. The ratio of nonperforming assets to total loans and net acquired property was .55 percent at June 30, 1998, compared with .63 percent at March 31, 1998, and .57 percent at June 30, 1997.

     A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With about $350 billion of assets under management and nearly $1.7 trillion of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, place Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
July 21, 1998
Page 4


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same.

Tangible results for the second quarter of 1998, compared with the second quarter of 1997, reflect the effect of the acquisitions of Buck Consultants, Inc. (Buck) in July 1997, Dreyfus Brokerage Services, Inc. in November 1997, Mellon United National Bank and Mellon 1st Business Bank in February 1998 and Founders Asset Management, LLC (Founders) in April 1998. Results, excluding the impact of intangibles, are shown in the table below.

(dollar amounts in                Quarter ended                  Six months ended
millions, except        --------------------------------      --------------------
per share amounts;      June 30,   March 31,    June 30,      June 30,    June 30,
ratios annualized)          1998        1998        1997          1998        1997
----------------------------------------------------------------------------------
Net income applicable
 to common stock          $   215     $   206     $   186       $   421    $   368
After-tax impact of
 amortization of
 intangibles from
 purchase acquisitions         28          25          20            53         41
----------------------------------------------------------------------------------
   Tangible net income
     applicable to
     common stock         $   243     $   231     $   206       $   474    $   409
   Tangible earnings
     per common
     share - diluted      $   .91     $   .88     $   .79       $  1.79    $  1.56

Average common equity     $ 4,126     $ 3,873     $ 3,393       $ 4,000    $ 3,441
Average goodwill and
 other identified
 intangibles                2,161       1,711       1,206         1,938      1,215
----------------------------------------------------------------------------------
   Average tangible
     common equity        $ 1,965     $ 2,162     $ 2,187       $ 2,062    $ 2,226
Return on tangible
 common equity               49.7%       43.3%       37.7%         46.4%      37.0%

Average total assets      $47,965     $46,229     $42,413       $47,102    $42,301
Average tangible assets   $45,804     $44,518     $41,207       $45,164    $41,086
Return on tangible assets    2.13%       2.18%       2.04%         2.16%      2.07%
----------------------------------------------------------------------------------

Mellon Reports Earnings
July 21, 1998
Page 5


Net Interest Revenue
-------------------------------

                                             Quarter ended                Six months ended
                                 ------------------------------------   --------------------
                                  June 30,     March 31,     June 30,   June 30,   June 30,
(dollar amounts in millions)        1998          1998         1997       1998       1997
--------------------------------------------------------------------------------------------
Net interest revenue (FTE)         $   374         $   367    $   371    $   741    $   744
Net interest margin (FTE)             3.97%           4.06%      4.29%      4.02%      4.33%
Average securities                 $ 5,596         $ 5,301    $ 5,600    $ 5,450    $ 5,808
Average loans                      $30,302         $29,389    $27,806    $29,848    $27,606
Average interest-earning assets    $37,734         $36,644    $34,697    $37,192    $34,656
-------------------------------------------------------------------------------------------

The $3 million increase in fully taxable equivalent net interest revenue in the second quarter of 1998, compared with the second quarter of 1997, primarily resulted from the favorable impacts of the Mellon United National Bank, Mellon 1st Business Bank and Dreyfus Brokerage Services acquisitions, net of funding costs, and loan growth. Primarily offsetting these factors was the effect of the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio, the funding costs related to the repurchase of common stock and the Series K preferred stock redemption.

Net interest revenue increased $7 million, compared with the first quarter of 1998, primarily resulting from the full-quarter favorable impact of the February 1998 Mellon United National Bank and Mellon 1st Business Bank acquisitions, net of funding costs, and loan growth.

Net interest revenue decreased $3 million in the first half of 1998, compared with the prior-year period, primarily due to funding costs related to the repurchase of common stock, the transfer of the CornerStone(sm) credit card loans into an accelerated resolution portfolio and the Series K preferred stock redemption, partially offset by the favorable impacts of the Mellon United National Bank, Mellon 1st Business Bank and Dreyfus Brokerage Services acquisitions, net of funding costs, and loan growth.

Mellon Reports Earnings
July 21, 1998
Page 6


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                                Quarter ended                  Six months ended
                                       --------------------------------      --------------------
                                       June 30,   March 31,    June 30,      June 30,    June 30,
(dollar amounts in millions)               1998        1998        1997          1998        1997
-------------------------------------------------------------------------------------------------
Provision for credit losses             $ 15        $ 15        $ 25          $ 30        $ 50
Net revenue from acquired property        (2)         (1)         (3)           (3)         (6)
-------------------------------------------------------------------------------------------------
     Credit quality expense             $ 13        $ 14        $ 22          $ 27        $ 44
-------------------------------------------------------------------------------------------------

Net credit (losses) recoveries:
Domestic:
 Credit card                            $(10)       $ (9)       $(30)         $(19)       $(61)
 Other consumer credit                    (1)         (3)         (5)           (4)         (8)
 Commercial real estate                    -          (4)          2            (4)          4
 Commercial and financial                 (2)         (2)          1            (4)         (4)
-------------------------------------------------------------------------------------------------

   Total domestic                        (13)        (18)        (32)          (31)        (69)
 International                             -           -           -             -           5
-------------------------------------------------------------------------------------------------

   Total net credit losses              $(13)       $(18)       $(32)         $(31)       $(64)
-------------------------------------------------------------------------------------------------

Annualized net credit losses
 to average loans                        .17%        .24%        .46%          .21%        .47%
-------------------------------------------------------------------------------------------------

Credit quality expense in the second quarter of 1998 decreased $9 million compared with the second quarter of 1997, primarily as a result of a $10 million decrease in the provision for credit losses. The decrease in the provision for credit losses primarily resulted from lower credit card net credit losses following the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio.

Net credit losses decreased $19 million, compared with the second quarter of 1997, primarily as a result of a $20 million decrease in credit card net credit losses. Net credit losses decreased by $5 million, compared with the first quarter of 1998, primarily due to lower commercial real estate net credit losses.

The decrease in both credit quality expense and net credit losses in the first half of 1998, compared with the first half of 1997, primarily resulted from lower credit card net credit losses. The net carrying value of the CornerStone(sm) accelerated resolution portfolio was $106 million at June 30, 1998, compared with $130 million at March 31, 1998, and $157 million at December 31, 1997. The Corporation expects a significant reduction in credit card net credit losses throughout 1998 compared with 1997.

Mellon Reports Earnings
July 21, 1998
Page 7


Noninterest Revenue
-------------------

                                       Quarter ended                       Six months ended
                               --------------------------------          --------------------
(dollar amounts                June 30,   March 31,    June 30,          June 30,    June 30,
 in millions)                      1998        1998        1997              1998        1997
---------------------------------------------------------------------------------------------
Fee revenue:
Trust and investment revenue:
 Investment management:
   Mutual fund                     $120        $100        $ 90            $  220      $  177
   Private asset                     54          52          42               106          84
   Institutional asset               53          50          41               103          78
---------------------------------------------------------------------------------------------
     Total investment
      management revenue            227         202         173               429         339
 Administration/custody/
  consulting:
   Mutual fund                       34          33          33                67          63
   Private asset                      5           4           4                 9           8
   Institutional trust               98          95          73               193         139
   Benefits consulting               54          52           -               106           -
---------------------------------------------------------------------------------------------
     Total administration/
      custody/consulting
      revenue                       191         184         110              375        210
---------------------------------------------------------------------------------------------
Total trust and investment
 fee revenue                         418         386         283              804        549
Cash management and deposit
 transaction charges                  65          61          59              126        115
Mortgage servicing fees               53          55          53              108        104
Foreign currency and
securities trading
 revenue                              38          41          25               79         50
Credit card fees                      23          24          25               47         49
Other                                115         131          95              246        209
---------------------------------------------------------------------------------------------

   Total fee revenue                 712         698         540            1,410      1,076
Gains on sale of securities            1           -           -                1          -
---------------------------------------------------------------------------------------------
   Total noninterest
      revenue                       $713        $698        $540           $1,411     $1,076
---------------------------------------------------------------------------------------------
Fee revenue as a percentage
 of total revenue (FTE)               66%         66%         59%              66%        59%
Trust and investment fee
 revenue as a percentage
 of total revenue (FTE)               38%         36%         31%              37%        30%
---------------------------------------------------------------------------------------------

Fee revenue increased $172 million, or 32%, in the second quarter of 1998, compared with the second quarter of 1997. Excluding the revenue resulting from the Buck, Founders and Dreyfus Brokerage Services acquisitions, fee revenue increased 13% compared with the prior-year period.

Trust and investment fees increased $135 million, or 48%, compared with the prior-year period. This increase reflects revenue resulting from the Buck and Founders acquisitions, as well as an increase in the market value of assets under management, new business and higher transaction volumes. Excluding the Buck and Founders revenue, trust and investment fees increased 15% compared with the second quarter of 1997.

Mellon Reports Earnings
July 21, 1998
Page 8


The $54 million increase in investment management revenue resulted from a $30 million, or 33%, increase in mutual fund management revenue, a

$12 million, or 30%, increase in private asset management revenue and a $12 million, or 27%, increase in institutional asset management revenue. These increases resulted from an increase in the market value of assets under management, new business and the Founders acquisition.

Including the Founders funds of approximately $7 billion, the average net assets of proprietary mutual funds managed at Dreyfus/Founders in the second quarter of 1998 were $109 billion, up $24 billion from $85 billion in the second quarter of 1997 and up $12 billion from $97 billion in the first quarter of 1998. The increase from the prior periods primarily resulted from increases in average net assets of equity mutual funds and taxable money market funds. Proprietary equity mutual funds, including the $7 billion of funds related to Founders, averaged $33 billion in the second quarter of 1998, compared with $17 billion in the second quarter of 1997, and $23 billion in the first quarter of 1998.

Administration/custody/consulting fee revenue increased $81 million in the second quarter of 1998 compared with the second quarter of 1997. This increase reflected benefits consulting and institutional trust fees resulting from the Buck acquisition, new business and higher transaction volumes. Excluding the Buck fees from the second quarter of 1998 and excluding the fees from the corporate trust business which was sold in November 1997, from the second quarter of 1997, institutional trust fees increased 6% compared with the prior-year period.

The 11% increase in cash management fees and deposit transaction charges in the second quarter of 1998, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

The 52% increase in foreign currency and securities trading revenue in the second quarter of 1998, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of customer activity, primarily in the Corporation's global custody business, and market volatility.

Other fee revenue increased $20 million in the second quarter of 1998, compared with the prior-year period. This increase resulted from fees generated by Dreyfus Brokerage Services, higher gains from the sale of equity securities and other assets, and higher fees from many fee-based services.

Mellon Reports Earnings
July 21, 1998
Page 9


Fee revenue increased $14 million in the second quarter of 1998, compared with the first quarter of 1998, resulting primarily from a $32 million increase in trust and investment fees, due to new business and higher transaction volumes, and fees resulting from the Founders acquisition. The increase in trust and investment fees compared with the first quarter of 1998 was partially offset by a $16 million decrease in other fee revenue. This decrease primarily resulted from the seasonal decrease in the second quarter of 1998 of fees from electronic filing of income tax returns. Substantially all of this revenue is recognized in the first quarter of each year. Fees from the electronic filing of income tax returns are expected to be materially lower in 1999, as a contract with a major income tax return preparer expires at the end of 1998. Excluding the fees resulting from Founders in the second quarter of 1998 and excluding the tax return filing fees from both the first and second quarters of 1998, fee revenue increased 3% in the second quarter of 1998 over the first quarter of 1998.

The $334 million increase in fee revenue in the first six months of 1998, compared with the prior-year period, primarily resulted from the same factors responsible for the second quarter of 1998 increase as compared to the prior-year period. Excluding the revenue resulting from the Buck, Founders and Dreyfus Brokerage Services acquisitions, fee revenue increased 14% compared with the first six months of 1997.

Mellon Reports Earnings
July 21, 1998
Page 10


Operating Expense
-----------------

                                             Quarter ended                    Six months ended
                                    --------------------------------        --------------------
                                    June 30,   March 31,    June 30,        June 30,    June 30,
(dollar amounts in millions)            1998        1998        1997            1998        1997
------------------------------------------------------------------------------------------------
Staff expense                           $355        $357        $276          $  712      $  544
Professional, legal and
 other purchased services                 67          61          46             128          92
Net occupancy expense                     59          56          54             115         106
Equipment expense                         41          39          36              80          72
Amortization of mortgage
servicing assets and
 purchased credit card
 relationships                            44          45          28              89          56
Amortization of goodwill
 and other intangible assets              35          30          27              65          54
Other expense                            120         109         104             229         212
------------------------------------------------------------------------------------------------
  Operating expense before
   trust-preferred securities
   expense and net revenue
   from acquired property                721         697         571           1,418       1,136
Trust-preferred securities
 expense                                  19          20          19              39          39
Net revenue from
 acquired property                        (2)         (1)         (3)             (3)         (6)
------------------------------------------------------------------------------------------------
     Total operating expense            $738        $716        $587          $1,454      $1,169
------------------------------------------------------------------------------------------------
Average full-time
 equivalent staff                     28,600      27,900      25,500          28,200      25,400
------------------------------------------------------------------------------------------------
Efficiency ratio (a)                      66%         65%         62%             66%         62%
Efficiency ratio excluding
 amortization of goodwill
 and other intangible assets              63%         62%         59%             63%         59%
------------------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.


Operating expense before trust-preferred securities expense and net revenue from acquired property increased $150 million, or 26%, in the second quarter of 1998, compared with the prior-year period, resulting from the Buck, Founders, Mellon United National Bank, Mellon 1st Business Bank and Dreyfus Brokerage Services acquisitions and higher amortization of mortgage servicing assets, as well as from business growth. Excluding the effect of these acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 4%.

Mellon Reports Earnings
July 21, 1998
Page 11


Staff expense increased $79 million in the second quarter of 1998, compared with the prior-year period, primarily from the acquisitions as well as an increase in performance-based incentive expense.

Professional, legal and other purchased services increased $21 million in the second quarter of 1998, compared with the prior-year period, primarily from an increase in consulting expenses related to business growth and reengineering initiatives, and from the acquisitions. Net occupancy expense and equipment expense each increased $5 million in the second quarter of 1998, compared with the prior-year period, primarily from the impact of acquisitions.

The amortization of mortgage servicing assets and purchased credit card relationships increased $16 million in the second quarter of 1998, compared with the prior-year period, primarily resulting from an acceleration of amortization due to a higher level of mortgage prepayments. The $16 million increase in other expense in the second quarter of 1998, compared with the prior-year period, primarily resulted from the acquisitions and higher business development expenses.

Operating expense before trust-preferred securities expense and net revenue from acquired property increased $24 million in the second quarter of 1998, compared with the first quarter of 1998. This increase resulted primarily from the Founders acquisition and the full-quarter impact of the February 1998 acquisitions of Mellon United National Bank and Mellon 1st Business Bank, as well as from business growth offset, in part, by lower severance expense.

The $282 million increase in operating expense before trust-preferred securities expense and net revenue from acquired property in the first six months of 1998, compared to the first six months of 1997, primarily resulted from the same factors responsible for the second quarter 1998 increase as compared to the prior-year period.


Income Taxes
------------

The Corporation's effective tax rate for the second quarter of 1998 was 35.3%, compared with 36.3% for the second quarter of 1997. It is currently anticipated that the effective tax rate will remain at approximately 35.3% for the remainder of 1998.

Mellon Reports Earnings
July 21, 1998
Page 12


Nonperforming Assets
--------------------

                                           June 30,   March 31,   Dec. 31,   June 30,
(dollar amounts in millions)                   1998        1998       1997       1997
-------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                           $  55       $  56      $  52      $  54
  Commercial real estate                         18          53         49          9
  Other domestic                                 34          33         32         27
-------------------------------------------------------------------------------------
     Total nonperforming loans                  107         142        133         90
Acquired property:
  Real estate acquired                           69          53         52         77
  Reserve for real estate acquired               (9)         (9)        (9)        (9)
-------------------------------------------------------------------------------------
     Net real estate acquired                    60          44         43         68
  Other assets acquired                           3           5          5          4
-------------------------------------------------------------------------------------
     Total acquired property                     63          49         48         72
-------------------------------------------------------------------------------------
     Total nonperforming assets               $ 170       $ 191      $ 181      $ 162
-------------------------------------------------------------------------------------
Nonperforming loans as a
 percentage of total loans                      .35%        .47%       .46%       .32%
Nonperforming assets as a percentage of
 total loans and net acquired property          .55%        .63%       .62%       .57%
-------------------------------------------------------------------------------------

Nonperforming assets decreased $21 million from March 31, 1998. The $35 million decrease in nonperforming commercial real estate loans at June 30, 1998, compared with March 31, 1998, primarily resulted from the foreclosure on a commercial property and its transfer to real estate acquired (OREO). This increase in OREO was partially offset by sales of other properties, which resulted in an overall decrease of nonperforming assets at June 30, 1998, compared with March 31, 1998. The ratio of nonperforming assets to total loans and net acquired property was .55% at June 30, 1998. This ratio has been lower than 1% for 16 consecutive quarters.

The $8 million increase in nonperforming assets from June 30, 1997, primarily resulted from the addition of the above mentioned commercial real estate loan to nonperforming status in the fourth quarter of 1997, the reclassification from segregated assets of $10 million of commercial real estate loans to nonperforming loans and $2 million to OREO following the expiration of the FDIC loss-sharing arrangement on January 1, 1998, and the addition of $6 million of nonperforming loans from the Mellon United National Bank and Mellon 1st Business Bank acquisitions in February 1998. These increases were partially offset by the sale of OREO properties.

Mellon Reports Earnings
July 21, 1998
Page 13



Reserve for Credit Losses
-------------------------

                                          June 30,   March 31,   Dec. 31,   June 30,
(dollar amounts in millions)                1998        1998       1997       1997
-------------------------------------------------------------------------------------
Reserve for credit losses                    $ 498       $ 496      $ 475      $ 511
Reserve as a percentage of total loans        1.62%       1.63%      1.63%      1.82%
-------------------------------------------------------------------------------------

The $13 million decrease in the reserve for credit losses from June 30, 1997, resulted primarily from credit losses on the CornerStone(sm) credit card loans, partially offset by the addition of $24 million of reserves acquired in the Mellon United National Bank and Mellon 1st Business Bank acquisitions.

Selected Capital Data
---------------------

(dollar amounts in millions,            June 30,   March 31,   Dec. 31,   June 30,
 except per share amounts)                  1998        1998       1997       1997
----------------------------------------------------------------------------------
Common shareholders' equity             $  4,234    $  4,086   $  3,652   $  3,377
Common shareholders' equity
 to assets ratio                            8.92%       8.62%      8.13%      7.72%

Tangible common shareholders' equity    $  2,078    $  2,168   $  2,227   $  2,180
Tangible common shareholders'
 equity to assets ratio (a)                 4.59%       4.76%      5.12%      5.13%

Total shareholders' equity              $  4,234    $  4,086   $  3,845   $  3,570
Total shareholders' equity
 to assets ratio                            8.92%       8.62%      8.56%      8.17%

Tier I capital ratio                         6.5(b)     6.80       7.77       7.94
Total (Tier I plus Tier II)
 capital ratio                              10.8(b)    11.28      12.73      13.24
Leverage capital ratio                       6.7(b)     7.04       8.02       8.20

Book value per common share             $  16.24    $  15.70   $  14.39   $  13.42
Tangible book value per common share    $   7.97    $   8.33   $   8.77   $   8.66

Closing common stock price              $ 69.688    $  63.50   $  60.63   $ 45.125
Market capitalization                   $ 18,168    $ 16,523   $ 15,386   $ 11,353
Common shares outstanding (000)          260,708     260,210    253,786    251,599
----------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.

The increase in shareholders' equity at June 30, 1998, compared with June 30, 1997, primarily reflects earnings retention and common shares issued in the Buck acquisition in July 1997. Also impacting total shareholders' equity, compared with June 30, 1997, was the February 1998 redemption of the $200 million Series K preferred stock. The increase in shareholders' equity at June 30, 1998, compared with March 31, 1998, primarily reflects earnings retention. There were no common stock repurchases in the first half of 1998.

Mellon Reports Earnings
July 21, 1998
Page 14

The decrease in the Corporation's regulatory capital ratios, compared with March 31, 1998, and June 30, 1997, reflects an increase in goodwill and other intangibles and a higher level of risk-adjusted assets, resulting from acquisitions. The Series K preferred stock redemption also was a factor in the decrease compared with June 30, 1997.

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                                  Three months ended     Six months ended
 (dollar amounts in millions,                          June 30,               June 30,
  except per share amounts;                     ---------------------   -------------------
  common shares in thousands)                       1998         1997       1998       1997
                                                --------     --------   --------   --------
Selected key data
-----------------
  Net income per common share (a)               $    .81     $    .71   $   1.59   $   1.40
  Tangible net income per
    common share (a)(b)                         $    .91     $    .79   $   1.79   $   1.56
  Net income applicable to
    common stock                                $    215     $    186   $    421   $    368
  Tangible net income applicable
   to common stock (b)                          $    243     $    206   $    474   $    409

  Return on common shareholders'
    equity (c)                                      20.8%        21.9%      21.2%      21.5%
  Return on tangible common
   shareholders' equity (b)(c)                      49.7%        37.7%      46.4%      37.0%
  Return on assets (c)                              1.79%        1.79%      1.84%      1.81%
  Return on tangible assets (b)(c)                  2.13%        2.04%      2.16%      2.07%
  Common equity to assets                           8.92%        7.72%      8.92%      7.72%
  Tangible common equity to assets                  4.59%        5.13%      4.59%      5.13%
  Fee revenue as a percentage of
    total revenue (FTE)                               66%          59%        66%        59%
  Efficiency ratio excluding
    amortization of intangibles                       63%          59%        63%        59%
  Average common shares and
    equivalents outstanding:
      Basic                                      260,495      254,508    259,113    256,243
      Diluted                                    265,848      259,475    264,518    261,352

Average balances for the period
-------------------------------
  Money market investments                      $  1,597     $  1,081   $  1,654   $  1,056
  Trading account securities                         239          210        240        186
  Securities                                       5,596        5,600      5,450      5,808
  Loans                                           30,302       27,806     29,848     27,606
  Total interest-earning assets                   37,734       34,697     37,192     34,656
  Total assets                                    47,965       42,413     47,102     42,301
  Total tangible assets                           45,804       41,207     45,164     41,086
  Deposits                                        33,548       30,113     33,139     30,196
  Total interest-bearing
    liabilities                                   31,145       27,830     30,251     27,659
  Common shareholders' equity                      4,126        3,393      4,000      3,441
  Tangible common shareholders'
    equity                                         1,965        2,187      2,062      2,226
  Total shareholders' equity                       4,126        3,586      4,050      3,660

_______________________
(a) Diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                                         Three months ended    Six months ended
                                                               June 30,            June 30,
 (in millions, except                                   --------------------  -------------------
 per share amounts)                                         1998        1997      1998       1997
                                                        --------    --------  --------   --------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $17, $19, $34 and $36)                            $ 606      $ 571   $1,183      $1,124
Interest-bearing deposits with banks                           6          7       15          14
Federal funds sold and securities
 under resale agreements                                      12          6       25          11
Other money market investments                                 3          1        4           2
Trading account securities                                     3          3        7           5
Securities                                                    93         96      183         195
                                                           -----      -----   ------      ------
     Total interest revenue                                  723        684    1,417       1,351

Interest expense
----------------
Interest on deposits                                         240        219      469         434
Federal funds purchased and securities
 under repurchase agreements                                  30         20       54          38
Other short-term borrowings                                   30         28       58          48
Notes and debentures                                          52         47      100          91
                                                           -----      -----   ------      ------
     Total interest expense                                  352        314      681         611
                                                           -----      -----   ------      ------
     Net interest revenue                                    371        370      736         740
Provision for credit losses                                   15         25       30          50
                                                           -----      -----   ------      ------
     Net interest revenue after
      provision for credit losses                            356        345      706         690

Noninterest revenue
-------------------
Trust and investment fee revenue                             418        283      804         549
Cash management and deposit
 transaction charges                                          65         59      126         115
Mortgage servicing fees                                       53         53      108         104
Foreign currency and
 securities trading revenue                                   38         25       79          50
Credit card fees                                              23         25       47          49
Other                                                        115         95      246         209
                                                           -----      -----   ------      ------
     Total fee revenue                                       712        540    1,410       1,076
Gains on sales of securities                                   1          -        1           -
                                                           -----      -----   ------      ------
     Total noninterest revenue                               713        540    1,411       1,076

Operating expense
-----------------
Staff expense                                                355        276      712         544
Professional, legal and other
 purchased services                                           67         46      128          92
Net occupancy expense                                         59         54      115         106
Equipment expense                                             41         36       80          72
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                                44         28       89          56
Amortization of goodwill and other
 intangible assets                                            35         27       65          54
Other expense                                                120        104      229         212
Trust-preferred securities expense                            19         19       39          39
Net revenue from acquired property                            (2)        (3)      (3)         (6)
                                                           -----      -----   ------      ------
     Total operating expense                                 738        587    1,454       1,169
                                                           -----      -----   ------      ------
     Income before income taxes                              331        298      663         597
Provision for income taxes                                   116        108      233         216
                                                           -----      -----   ------      ------
     Net income                                              215        190      430         381
Dividends on preferred stock                                   -          4        9          13
                                                           -----      -----   ------      ------
     Net income applicable to
      common stock                                         $ 215      $ 186   $  421      $  368
                                                           =====      =====   ======      ======

Basic net income per common share                           $.82       $.73    $1.62       $1.43
                                                           =====      =====   ======      ======
Diluted net income per common share                         $.81       $.71    $1.59       $1.40
                                                           =====      =====   ======      ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation


(dollar amounts in millions)                 June 30,   March 31,   Dec. 31,   June 30,
                                               1998        1998       1997       1997
                                             ---------  ----------  ---------  ---------
Assets
------
Cash and due from banks                       $ 2,993     $ 3,312    $ 3,650    $ 3,447
Money market investments                          882       1,263      1,008      1,260
Trading account securities                        126         140         75        112
Securities available for sale                   3,957       3,547      2,767      3,333
Investment securities (approximate
 fair value of $1,899, $2,022,
 $2,118 and $2,257)                             1,861       1,987      2,082      2,249
Loans, net of unearned discount of
  $68, $64, $48 and $48                        30,654      30,343     29,142     28,144
Reserve for credit losses                        (498)       (496)      (475)      (511)
                                              -------     -------    -------    -------
     Net loans                                 30,156      29,847     28,667     27,633
Premises and equipment                            559         557        573        581
Acquired property, net of reserves
 of $9, $9, $9 and $9                              63          49         48         72
Goodwill and other intangibles                  2,156       1,918      1,425      1,197
Mortgage servicing assets and
 purchased credit card relationships            1,010       1,130      1,075        986
Other assets                                    3,685       3,664      3,522      2,842
                                              -------     -------    -------    -------
     Total assets                             $47,448     $47,414    $44,892    $43,712
                                              =======     =======    =======    =======


Liabilities
-----------
Deposits in domestic offices                  $30,230     $30,461    $27,929    $28,914
Deposits in foreign offices                     2,967       2,635      3,376      2,412
Short-term borrowings                           3,901       4,054      3,744      2,999
Other liabilities                               2,122       2,184      2,434      1,868
Notes and debentures (with original
 maturities over one year)                      3,003       3,003      2,573      2,959
                                              -------     -------    -------    -------
     Total liabilities                         42,223      42,337     40,056     39,152

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests
 in Corporation's junior subordinated
 deferrable interest debentures                   991         991        991        990

Shareholders' equity
--------------------
Preferred stock                                     -           -        193        193
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 800,000,000 shares
   Issued  294,330,960 shares                     147         147        147        147
  Additional paid-in capital                    1,879       1,855      1,818      1,812
  Retained earnings (a)                         3,124       3,003      2,884      2,671
  Accumulated unrealized gains
   (losses), net of tax (a)                        19          30         21         (5)
  Treasury stock of 33,623,356;
   34,120,588; 40,545,114; and
   42,732,010 shares at cost                     (935)       (949)    (1,218)    (1,248)
                                              -------     -------    -------    -------
     Total common shareholders'
      equity                                    4,234       4,086      3,652      3,377
                                              -------     -------    -------    -------
     Total shareholders' equity                 4,234       4,086      3,845      3,570
                                              -------     -------    -------    -------
     Total liabilities, trust-
      preferred securities and
      shareholders' equity                    $47,448     $47,414    $44,892    $43,712
                                              =======     =======    =======    =======

(a) Presented in accordance with the requirements of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," which was adopted by the Corporation in the first quarter of 1998. Prior-period amounts have been restated.

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend

                                                       Quarter ended
(dollar amounts in millions,        ----------------------------------------------------
 except per share amounts;          June 30,  March 31,   Dec. 31,  Sept. 30,   June 30,
 common shares in thousands)            1998       1998       1997       1997       1997
                                    --------  ---------  ---------  ---------   --------
Selected key data
-----------------
 Net income per common share (a)     $   .81    $   .78    $   .75    $   .73    $   .71
 Tangible net income per
   common share (a)(b)               $   .91    $   .88    $   .83    $   .80    $   .79
 Net income applicable to
   common stock                      $   215    $   206    $   191    $   191    $   186
 Tangible net income applicable
  to common stock (b)                $   243    $   231    $   212    $   211    $   206

 Return on common shareholders'
   equity (c)                          20.8%      21.6%      21.2%      21.6%       21.9%
 Return on tangible common
  shareholders' equity (b)(c)          49.7%      43.3%      38.3%      37.6%       37.7%
 Return on assets (c)                  1.79%      1.89%      1.75%      1.81%       1.79%
 Return on tangible assets (b)(c)      2.13%      2.18%      2.00%      2.05%       2.04%
 Common equity to assets               8.92%      8.62%      8.13%      8.25%       7.72%
 Tangible common equity to assets      4.59%      4.76%      5.12%      5.37%       5.13%
 Fee revenue as a percentage of
   total revenue (FTE)                   66%        66%        66%        63%         59%
 Efficiency ratio excluding
   amortization of intangibles           63%        62%        65%        62%         59%
 Average common shares and
   equivalents outstanding:
    Basic                           260,495    257,714    253,886    255,081     254,508
    Diluted                         265,848    263,136    259,430    260,306     259,475

Average balances for the period
-------------------------------
 Money market investments            $ 1,597    $ 1,712    $ 1,397    $ 1,231    $ 1,081
 Trading account securities              239        242        159        171        210
 Securities                            5,596      5,301      5,293      5,469      5,600
 Loans                                30,302     29,389     28,476     27,596     27,806
 Total interest-earning assets        37,734     36,644     35,325     34,467     34,697
 Total assets                         47,965     46,229     44,266     42,879     42,413
 Total tangible assets                45,804     44,518     42,888     41,588     41,207
 Deposits                             33,548     32,725     31,085     30,349     30,113
 Total interest-bearing
   liabilities                        31,145     29,348     28,123     27,266     27,830
 Common shareholders' equity           4,126      3,873      3,573      3,520      3,393
 Tangible common shareholders'
   equity                              1,965      2,162      2,195      2,229      2,187
 Total shareholders' equity            4,126      3,974      3,766      3,713      3,586

_______________________
(a) Diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.
Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                               Five Quarter Trend

                                                           Quarter ended
                                           --------------------------------------------------
(in millions, except per                   June 30, March 31,   Dec. 31, Sept. 30,   June 30,
share amounts)                                 1998      1998       1997      1997       1997
                                           -------- ---------   -------- ---------   --------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $17, $17, $23, $22 and $19)         $ 606     $ 577      $ 577     $ 567      $ 571
Interest-bearing deposits with banks             6         9          6         6          7
Federal funds sold and securities
 under resale agreements                        12        13         10         9          6
Other money market investments                   3         1          2         2          1
Trading account securities                       3         4          2         2          3
Securities                                      93        90         88        94         96
                                             -----     -----      -----     -----       ----
   Total interest revenue                      723       694        685       680        684

Interest expense
----------------
Interest on deposits                           240       229        224       220        219
Federal funds purchased and securities
 under repurchase agreements                    30        24         22        17         20
Other short-term borrowings                     30        28         29        28         28
Notes and debentures                            52        48         49        49         47
                                             -----     -----      -----     -----       ----
   Total interest expense                      352       329        324       314        314
                                             -----     -----      -----     -----       ----
   Net interest revenue                        371       365        361       366        370
Provision for credit losses                     15        15         73        25         25
                                             -----     -----      -----     -----       ----
   Net interest revenue after
    provision for credit losses                356       350        288       341        345

Noninterest revenue
-------------------
Trust and investment fee revenue               418       386        387       375        283
Cash management and deposit
 transaction charges                            65        61         65        62         59
Mortgage servicing fees                         53        55         56        53         53
Foreign currency and securities
 trading revenue                                38        41         36        32         25
Credit card fees                                23        24         24        24         25
Gain on sale of corporate trust business         -         -         43         -          -
Other                                          115       131         96        89         95
                                             -----     -----      -----     -----       ----
   Total fee revenue                           712       698        707       635        540
Gains on sales of securities                     1         -          -         -          -
                                             -----     -----      -----     -----       ----
   Total noninterest revenue                   713       698        707       635        540

Operating expense
-----------------
Staff expense                                  355       357        354       344        276
Professional, legal and other
 purchased services                             67        61         72        55         46
Net occupancy expense                           59        56         64        55         54
Equipment expense                               41        39         65        38         36
Amortization of mortgage servicing
assets and purchased credit card
 relationships                                  44        45         33        29         28
Amortization of goodwill and other
 intangible assets                              35        30         26        25         27
Other expense                                  120       109        108       105        104
Trust-preferred securities expense              19        20         19        20         19
Net revenue from acquired property              (2)       (1)       (12)       (1)        (3)
                                             -----     -----      -----     -----       ----
   Total operating expense                     738       716        729       670        587
                                             -----     -----      -----     -----       ----
   Income before income taxes                  331       332        266       306        298
Provision for income taxes                     116       117         71       111        108
                                             -----     -----      -----     -----       ----
   Net income                                  215       215        195       195        190
Dividends on preferred stock                     -         9          4         4          4
                                             -----     -----      -----     -----       ----
   Net income applicable to
    common stock                             $ 215     $ 206      $ 191     $ 191      $ 186
                                             =====     =====      =====     =====      =====

Basic net income per common share            $ .82     $ .80      $ .76     $ .75      $ .73
                                             =====     =====      =====     =====      =====
Diluted net income per common share          $ .81     $ .78      $ .75     $ .73      $ .71
                                             =====     =====      =====     =====      =====